UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  January 31, 2013

LAMPERD LESS LETHAL INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-84976
(Commission File Number)

98-0358040
(IRS Employer Identification No.)

1200 Michener Road, Sarnia, Ontario, Canada N7S 4B1
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (519) 344-4445

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01. Other Events

Lamperd Develops A New Next To Lethal WASP Round

Lamperd Less lethal has developed a new, more aggressive series of WASP round ammunition for standard firearms: the 9mm, 5.56, 7.62 and soon the 40 cal. These rounds are NOT in the Less Lethal category and have been designed to meet the needs when an active shooter situation presents itself: such as in schools, public buildings, and Military peace keeping. THESE ROUNDS HAVE LESS PENETRATION THAN STANDARD AMMUNITION, WILL NOT PASS THROUGH THE TARGET AND HIT A BYSTANDER AND DO NOT RICOCHET LIKE STANDARD AMMUNITION. The new WASP rounds are designed to cause grievous bodily harm or death. We have created a new introduction video of this ammunition in use. The video is in a school setting and can be seen on the main page of www.lamperdtraining.com. It is also being posted on YouTube.

To compliment the development of these new rounds the Lamperd training programs will be expanded. We anticipate a need for extensive training of the people using these rounds, those who do not normally use firearms. Lamperd's plan is to train these people on the use of these products and other products that may be appropriate for their situation.

Stock Ticker : LLLI        For more information on LLLI products, please visit our web site at www.lamperdtraining.com.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAMPERD LESS LETHAL INC.

/s/ Barry Lamperd
Barry Lamperd
President

Date: January 31, 2013